                                                                       FORM 10-Q

                                                                      EXHIBIT 11


                               HICKOK INCORPORATED
             STATEMENT RE:  COMPUTATION OF PER COMMON SHARE EARNINGS


                                          Three Months Ended
                                              December 31
                                        ------------------------
                                          1995           1994
                                        ---------      ---------
PRIMARY
Average shares outstanding              1,192,850      1,196,410
Net effect of dilutive
     stock options - based
     on the treasury stock
     method using average
     market price                          29,681         26,704
                                        ---------      ---------

          Total Shares                  1,222,531      1,223,114
                                        ---------      ---------

Net Income                              $ 301,764      $ 166,326
                                        ---------      ---------

          Per Share                     $    0.25      $    0.14
                                        ---------      ---------
                                        ---------      ---------

FULLY DILUTED
Average shares outstanding              1,192,850      1,196,410

Net effect of dilutive
     stock options - based
     on the treasury stock
     method using period-end
     market price, if
     higher than average
     market price                          29,681*        27,636
                                        ---------      ---------

          Total Shares                  1,222,531      1,224,046
                                        ---------      ---------

Net Income                              $ 301,764      $ 166,326
                                        ---------      ---------
                                        ---------      ---------
          Per Share                     $    0.25      $    0.14
                                        ---------      ---------
                                        ---------      ---------


*Period-end market price is less than average market price, use same as primary shares.


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